                                                                     Exhibit 5.1
                                                                     -----------

                             CHOATE, HALL & STEWART
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                53 STATE STREET
                          BOSTON, MASSACHUSETTS  02109
                           TELEPHONE  (617) 248-5000
                           FACSIMILE  (617) 248-4000
                                TELEX  49615860

                                    December 15, 1998


Aseco Corporation
500 Donald Lynch Boulevard
Marlboro, MA  01752

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on December 15, 1998 by Aseco Corporation (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 50,000 shares (the "Additional Shares") of common stock, $.01 par value (the "Common Stock"), of the Company.

     We are familiar with the Company's Third Restated Certificate of Incorporation, its Amended and Restated By-Laws, and its corporate minute book, as well as the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Additional Shares to be sold by the Company under its 1993 Employee Stock Purchase Plan, as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this Firm included therein.

                              Very truly yours,



                              CHOATE, HALL & STEWART